UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228

(Address of principal executive offices)	(Zip Code)

(303) 974-2140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [  ]

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2018 the Board of Directors (the “Board”) or Energy Fuels Inc. (the “Registrant”) approved the appointment of Barbara A. Filas as a Director of the Registrant, such appointment to be effective March 12, 2018.

There are no arrangements or understandings between Ms. Filas, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Filas was selected as a director of the Registrant.

Ms. Filas has been named to the Registrant’s Environment, Health and Safety Committee.

Ms. Filas is not party to any transaction with the Registrant that would require disclosure under Item 404(a) of Regulation S-K.

No material plan, contract or arrangement (written or otherwise) to which Ms. Filas is a party or a participant was entered into or materially amended in connection with her joining the Board, and Ms. Filas did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees and equity awards payable to the Registrant’s directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.

(Registrant)

Dated: March 14, 2018	By: /s/ David C. Frydenlund
David C. Frydenlund
Chief Financial Officer, General Counsel and Corporate
Secretary